UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1746 Commerce Road
Creston, Iowa 50801

(Address of Principal Executive Offices, including Zip Code)

(641) 782-8521

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS

8.01 (A)

On September 22, 2009 the Company executed a Note Modification Agreement with JP Morgan Investment Management Inc. (“JP Morgan”) as agent for the Pension Benefit Guarantee Association (“PBGC”).  The Note Modification Agreement extends the payment date for the January 23, 2009 payment to October 1, 2009; consents to the Company’s purchase of fractional shares in connection with the deregistration transaction as more fully described within the Current Report on Form 8-K, Form PRE 14C and Form SC 13E3 each respectively dated and filed with the Securities and Exchange Commission (“SEC”) on September 8, 2009 and incorporated herein by reference; and adds a new financial reporting requirement whereby the Company will provide quarterly financial statements to JP Morgan not later than forty-five (45) days following quarter close and annual financial statements not later than ninety (90) days following year end.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

9.01 (D)

Exhibit No.	Description

99.1	Note Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fansteel Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fansteel Inc.

By:	/s/ Curtis J. Zamec, II
Curtis J. Zamec, II
President and Chief Executive Officer

September 23, 2009